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                      [HARMON & COMPANY, CPA, INC. LETTERHEAD]

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in this Registration Statement of our report included herein dated March 26, 1998, except as to Note 4, as to which the date is July 10, 1998, relating to the consolidated financial statements of Fix-Corp International, Inc. and subsidiaries, to the incorporation by reference of such report included in the Company's annual report on Form 10-KSB for the years ended December 31, 1996 and 1997.


                                        /s/ Harmon & Company, CPA, Inc.
                                        --------------------------------------
                                        Harmon & Company, CPA, Inc.

Dublin, Ohio
July 15, 1998